UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                     FORM 8K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 18, 2005

                        Commission File Number: 333-11625

                              ____________________


                       CAPITAL ALLIANCE INCOME TRUST LTD.,
                         A REAL ESTATE INVESTMENT TRUST

  _____________________________________________________________________________
             (Exact name of registrant as specified in its charter)




           Delaware                                            94-3240473
------------------------------------------               -----------------------
  (State or other Jurisdiction                              (I.R.S. Employer
    of incorporation)                                    Identification Number)
    100 Pine Street
    Suite 2450
    San Francisco, California                                   94111
-------------------------------------------                   ----------
    (Address of principal executive office)                   (zip code)

                                 (415) 288-9575
              ---------------------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CRF 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CRF 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange
    Act (17 CRF 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CRF 240.13e-4(c))

Item 8.01        Other Event

On July 18, 2005, Capital Alliance Income Trust, Ltd. announced the omitting of its Preferred dividend. A copy of the press release is attached as Exhibit 99.1.

Exhibit 99.1     Press release dated July 18, 2005.


Press Release

                       CAPITAL ALLIANCE INCOME TRUST LTD.
                            OMITS PREFERRED DIVIDEND

SAN FRANCISCO - (BUSINESS WIRE) July 18, 2005 - Capital Alliance Income Trust Ltd. ("CAIT") (AMEX: CAA news) a residential mortgage REIT announced the decision of the Board of Directors to omit June and July Preferred share monthly dividends. The Preferred share dividend was omitted to avoid a return of capital. In late July or early August CAIT's Board of Directors will meet to consider an August Preferred share dividend.

CAIT also reiterated that the current interest rate environment, increased competition and regulatory requirements are negatively impacting the REIT's operating performance. Since last summer, average margins have declined, due to a flatter yield curve and increased competition. Also, the regulatory costs in time, energy and dollars of the post Sarbanes-Oxley environment have been disproportionately costly for a small company.

CAIT, a specialty residential lender, invests in conforming and high-yielding, non-conforming residential mortgage loans on one-to-four-unit-residential properties located primarily in California and other western states. Only residential loans with a combined loan-to-value of 75% or less are retained in CAIT's portfolio of mortgage investments.

This document may contain "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that inherently involve risks and uncertainties. CAIT's actual results and liquidity can differ materially from those anticipated in these forward-looking statements because of changes in the level and composition of CAIT's investments and unforeseen factors. As discussed in CAIT's filings with the Securities and Exchange Commission, these factors may include, but are not limited to, changes in general economic conditions, the availability of suitable investments, fluctuations in and market expectations for fluctuations in interest rates and levels of mortgage prepayments, deterioration in credit quality and ratings, the effectiveness of risk management strategies, the impact of leverage, the liquidity of secondary markets and credit markets, increases in costs and other general competitive factors.


Contact:      Capital Alliance Income Trust Ltd., San Francisco
              Richard J. Wrensen, Executive Vice President and CFO, 415/288-9575 rwrensen@calliance.com www.calliance.com

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                  CAPITAL ALLIANCE INCOME TRUST, LTD.,
                  A Real Estate Investment Trust


Dated: July 25, 2005                                 By: /s/ Richard Wrensen
                                                         --------------------
                                                         Richard J. Wrensen,
                                                         Chief Financial Officer